Exhibit 5.1

Yigal Arnon (1929-2014)
Dror Vigdor
Amalia Meshi
Amnon Lorch
Hagai Shmueli
Barry Levenfeld
David H. Schapiro
Hagit Bavly
Orna Sasson
Barak Tal
Shiri Shaham
Doron Tamir
Daniel Abarbanel
David Osborne
Gil Oren
Ronit Amir Yaniv
Orly Tsioni
Mordehai Baicz
Barak Platt
Benjamin Horef
Yoran Gill
Asaf Eylon
Daniel Marcovici
Adrian Daniels
Yuval Shalheveth
Jacob Ben Chitrit
Peter Sugarman
Ben Sandler
Boaz Fiel
Joeri Kreisberg
Simon Weintraub
Ruth Loven
Yarom Romem
Adam Spruch
Yuval Bargil

Eliran Furman
Eran Lempert
Ofir Levy
Daniel Green
Hanital Belinson
Yoheved Novogroder
Oren Roth
Dror Varsano
Odelia Sidi
Shira Lahat
Micki Shapira
Eran Zach
Ido Chitman
Aner Hefetz
David Akrish
Nir Rosner
Assaf Mesica
Liron Hacohen
Guy Fuhrer
Ezra Gross
David Roness
Eli Greenbaum
Lee Maor
Nimrod Vromen
Guy Sagiv
Shani Rapoport
Lior Gelbard
Keren Tal
Naftali Nir
Yael Hoefler
Sagi Schiff
Netanella Treistman
Daniel Damboritz
Yulia Lazbin
Joshua Lieberman

Eyal Aichel
Roy Masuri
Avi Anouchi
Sivan Gilron Dotan
Tomer Bar-Nathan
Edan Regev
Michal Sagmon
Hila Rot
Neta Goshen
Chen Lanir
Daphna Livneh
Tamar Gilboa
Adi Samuel
Alona Toledano
Elad Offek
Yuval Shamir
Lihi Katzenelson
Inbar Hakimian-Nahari
Shahar Uziely
Yehudit Biton
Gitit Ramot-Adler
Omri Schnaider
Rinat Michael
Adi Attar
Daniella Milner
Amos Oseasohn
Guy Kortany
Ofir Paz
Goor Koren
Adi Daniel
Dafna Shaham
Miriam Friedmann
Roni Osborne
Ortal Zanzuri
Roey Sasson

Shir Eshkol
Nir Rodnizky
Noam Shochat
Noa Slavin
Michael Horowitz
Guy Fatal
Shani Lorch
Itamar Cohen
Shai Margalit
Yonatan Whitefield
Moshe Lankry
Nir Kamhi
Shira Teger
Rachel Lerman
Ravid Saar
Sophie Blackston
Elad Morgenstern
Ron Ashkenazi
Sara Haber
Carmel Nudler
Shmuel Brill
Yehonatan Cohen
David Shmulevitz
Tair Cherbakovsky
Ophir Dagan
Guy Ziv-Shalom
Liad Kalderon
Nataly Damary
Shiran Glitman
Dani Weissberg
Lareine Khoury
Nohar Hadar
Shirley Youseri
Nitzan Kahana
Tali Har-Oz

Tal Alon
Ohad  Sarusi
Mor Ido
Nechemia Englman
Tomer Tako
Natalie Korenfeld
Moshe Pasker
Mazi Ohayon
Nitzan Fisher-Conforti
Victoria Savu
Derora Tropp
Hila Amiel
Chaim Cohen
Michal Mor
Daniel Siso
Maytal Spivak
Avraham Schoen
Elan Loshinsky
Ariel Even
Noah Zivan
Josh Hauser
Eitan Cohen
Itai Guttel
Dror Kanarik Sarig
Royi Heilig
Maor Alev
Tamar Drori
Vered Glaubach
Yair Taitelbaum
Gabi Priel
Regina Pevzner
Sophy Litvin
Igal Lavi
Maor Layani
Areen Nashef

Tal Slabbaert
David Chesterman
Ido Zahavi
Guy Yarom
Ben Nachshon
Danielle Berkowicz
Inbar Rosenthal
Hadar Stein
Dan Shimon
Matan Zigel
Avital Salzman
Aharon Topper
Rotem Cohen
Idan Adar
Shahar Iluz
Itay Ashkenazi
Roei Brizel
Ido Sella
Evyatar Latz
Hadil Nassif
Maayan Malka Rublin
Ran Aziel
Dima Trostianesky

Gidon Weinstock Of Counsel
Roy Keidar Of Counsel
Tamar Tavory Of Counsel
Paul H. Baris (1934-2010)
Rami Kook
Nira Kuritzky
Eran Ilan

Tel Aviv | October 29, 2020

Silicom Ltd.
14 Atir Yeda Street,
Kfar Sava 4464323, Israel

Re: Registration Statement on Form S-8

Dear Sirs:

We have acted as Israeli counsel for Silicom Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with the registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) for the purpose of registering an additional 600,000 ordinary shares of the Company, par value NIS 0.01 per share (the “Ordinary Shares”), that may be issued pursuant to equity-based awards granted under the Company’s Global Share Incentive Plan (2013) (hereinafter, the “Plan”). The Ordinary Shares referred to above are referred to herein as the “Award Shares.”

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate, we have assumed the truth of all facts communicated to us by the Company, and we have also assumed that all consents, minutes and protocols of meetings of the Company’s board of directors and shareholders meetings of the Company which have been provided to us are true, accurate and have been properly prepared in accordance with the Company’s incorporation documents and all applicable laws. In addition, we have assumed that in connection with the issuance of Ordinary Shares under the Plan, the Company will either (i) receive consideration in an amount not less than the aggregate par value of the Award Shares covered by each such issuance, or (ii) otherwise act as required pursuant to the Israeli Companies Law 5799-1999 to record on the Company’s balance sheet under shareholder’s equity, the aggregate par value of the Award Shares covered by each such issuance.

On the basis of such investigation as we have deemed necessary, and subject to the assumptions set forth above, we are of the opinion that the Award Shares have been duly and validly authorized for issuance and, when issued upon due exercise in accordance with the applicable award agreement and governing Plan, will be legally issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we have not, for purpose of giving this opinion, made any investigation of the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Very truly yours, /s/ Yigal Arnon & Co. —————————————— Yigal Arnon & Co.

     1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777  | Fax: +972-3-6087724
     31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239  | Fax: +972-2-6239233
     www.arnon.co.il | info@arnon.co.il